Exhibit 99.1

Press Release	WTW Announces Agreement to Sell TRANZACT

October 1, 2024

• Divestiture sharpens strategic focus, simplifies portfolio and expects to accelerate free cash flow margin expansion

• Transaction expected to be completed by the end of 2024

LONDON, October 1, 2024 (GLOBAL NEWSWIRE) — WTW (NASDAQ: WTW) (the “Company”), a leading global advisory, broking and solutions company, announced today that it has entered into a definitive agreement to sell its TRANZACT direct-to-consumer insurance distribution business to GTCR, a leading private equity firm, and Recognize, a technology services investment platform, for $632.4 million, subject to certain adjustments.

“This divestiture sharpens our strategic focus on our core business-to-business and business-to-business-to-consumer offerings and simplifies our portfolio,” said Carl Hess, WTW’s Chief Executive Officer. “With the sale of TRANZACT, we are exiting this direct-to-consumer market and accelerating our progress toward our long-term free cash flow margin goals. Under the ownership of GTCR and Recognize, we are confident TRANZACT will continue to flourish and deliver the exceptional consumer experience that has enabled its consistent performance.”

The sale is expected to close by the end of 2024, subject to regulatory approvals and customary closing conditions. WTW anticipates the transaction will result in non-cash pre-tax losses and related impairment charges estimated to be between $1.6 billion and $2.1 billion, which will be recorded in the third quarter of 2024 and will be updated until the closing date of the transaction.

Advisors

BofA Securities and Lazard are serving as financial advisors to WTW in connection with the transaction. Weil, Gotshal & Manges LLP is serving as WTW’s legal advisor.

About WTW

At WTW (NASDAQ: WTW), we provide data-driven, insight-led solutions in the areas of people, risk and capital. Leveraging the global view and local expertise of our colleagues serving 140 countries and markets, we help organizations sharpen their strategy, enhance organizational resilience, motivate their workforce and maximize performance.

Working shoulder to shoulder with our clients, we uncover opportunities for sustainable success—and provide perspective that moves you.

Learn more at wtwco.com.

WTW Forward-Looking Statements

This document contains ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. You can

Press Release	identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the held-for-sale accounting treatment and the expected loss impairment charges in connection with the sale of the TRANZACT Business, the anticipated timing for the closing of the Transaction and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained herein, including, but not limited to, the following: the ability to consummate the Transaction; the ability to obtain requisite regulatory approvals and the satisfaction of other conditions to the consummation of the Transaction on the proposed terms and schedule; the potential impact of the announcement or consummation of the Transaction on the Company; changes in general economic, business and political conditions, including changes in the financial markets; significant competition in the marketplace; and compliance with extensive government regulation. Factors also include those described under “Risk Factors” in the Company’s most recent 10-K filing and subsequent filings filed with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made, and we will not update these forward-looking statements unless the securities laws require us to do so. With regard to these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

Contacts

INVESTORS

Claudia De La Hoz | Claudia.Delahoz@wtwco.com

MEDIA

Miles Russell: | miles.russell@wtwco.com